As filed with the Securities and Exchange Commission on May 28, 1998
                                                    Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      INTERNATIONAL SPECIALTY PRODUCTS INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                                       51-0333696
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                              818 WASHINGTON STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 429-8554
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                          THE CAPITAL ACCUMULATION PLAN
                         FOR EMPLOYEES OF GAFMC AND ISP
                              (Full Title of Plan)

                            RICHARD A. WEINBERG, ESQ.
                        C/O ISP MANAGEMENT COMPANY, INC.
                                 1361 ALPS ROAD
                             WAYNE, NEW JERSEY 07470
                                 (973) 628-3520
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                             STEPHEN E. JACOBS, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
 Title of Each Class of Securities to be      Amount to be         Proposed Maximum       Proposed Maximum          Amount of
               Registered                   Registered(1)(2)      Offering Price Per     Aggregate Offering      Registration Fee
                                                                       Share(3)               Price(3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share      500,000 shares           $17.46875              $8,734,375              $2,577.00
====================================================================================================================================

(1) This registration statement also covers an indeterminate number of shares of common stock of International Specialty Products Inc. which may be issuable by reason of stock dividends, stock splits or similar transactions, in accordance with Rule 416 under the Securities Act of 1933.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

(3) Determined pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the shares as reported by the New York Stock Exchange on May 26, 1998.

================================================================================


NYFS01...:\01\47201\0001\2119\FRM4228P.18B

                                EXPLANATORY NOTE


                  This Registration Statement registers 500,000 additional shares of common stock, par value $.01 per share (the "Common Stock"), of International Specialty Products Inc. (the "Company"), for issuance in connection with the Capital Accumulation Plan for Employees of GAFMC and ISP, as amended (the "Plan"). The contents of an earlier Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on June 28, 1995, Registration No. 33-94020, are hereby incorporated by reference herein.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Wayne, State of New Jersey, on this 28th day of May 1998.


                                     INTERNATIONAL SPECIALTY PRODUCTS INC.

                                     By: /s/ Richard A. Weinberg
                                        --------------------------------------
                                        Name:  Richard A. Weinberg
                                        Title: Senior Vice President
                                               and General Counsel



                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Weinberg and James
P. Rogers, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in the capacities indicated below, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


      Signature                    Title                             Date
      ---------                    -----                             ----


/s/ Samuel J. Heyman       Chairman of the Board                 May 28, 1998
---------------------      and Chief Executive Officer
Samuel J. Heyman


/s/ Peter R. Heinze        President and Chief                   May 28, 1998
---------------------      Operating Officer; Director
Peter R. Heinze


/s/ Carl R. Eckardt        Executive Vice President -            May 28, 1998
---------------------      Corporate Development;
Carl R. Eckardt            Director


/s/ Harrison J. Goldin     Director                              May 28, 1998
---------------------
Harrison J. Goldin


/s/ Charles M. Diker       Director                              May 28, 1998
---------------------
Charles M. Diker


/s/ Burt Manning           Director                              May 28, 1998
---------------------
Burt Manning

      Signature                    Title                             Date
      ---------                    -----                             ----


/s/ Sanford Kaplan         Director                              May 28, 1998
---------------------
Sanford Kaplan


/s/ Randall R. Lay         Vice President and                    May 28, 1998
---------------------      Chief Financial
Randall R. Lay             Officer (Principal
                           Financial and
                           Accounting Officer)

      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wayne, State of New Jersey, on May 28, 1998.



      THE CAPITAL ACCUMULATION PLAN FOR EMPLOYEES OF GAFMC AND ISP

      GAF Corporation (Plan Administrator)

      By:  /s/ Richard A. Weinberg
         -----------------------------------------
          Name: Richard A. Weinberg
           Title: Senior Vice President
                   and General Counsel

                                  EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION

    23         -      Consent of Arthur Andersen LLP

    24         -      Power of Attorney (included as part of the signature page
                      to this Registration Statement and incorporated herein by reference).

    99.1       -      Second Amendment to the Plan.

    99.2       -      Third Amendment to the Plan.






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